Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2009*	As of September 30, 2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,198	$11,257
Marketable securities	14,287	22,123
Accounts receivable, net of allowance	3,178	3,616
Receivable under repurchase agreements	—	875
Deferred income taxes, net	644	138
Income taxes receivable, net	23	228
Prepaid revenue share, expenses and other assets	837	1,210

Total current assets	29,167	39,447
Prepaid revenue share, expenses and other assets, non-current	415	406
Deferred income taxes, net, non-current	263	406
Non-marketable equity securities	129	485
Property and equipment, net	4,845	5,506
Intangible assets, net	775	993
Goodwill	4,903	6,099

Total assets	$40,497	$53,342

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$216	$528
Accrued compensation and benefits	982	1,104
Short-term debt	—	2,122
Accrued expenses and other current liabilities	570	841
Securities lending payable	—	2,861
Accrued revenue share	694	752
Deferred revenue	285	322

Total current liabilities	2,747	8,530

Deferred revenue, non-current	42	33
Income taxes payable, non-current	1,392	1,098
Other long-term liabilities	312	391

Stockholders’ equity:
Common stock and additional paid-in capital	15,817	17,435
Accumulated other comprehensive income	105	531
Retained earnings	20,082	25,324

Total stockholders’ equity	36,004	43,290

Total liabilities and stockholders’ equity	$40,497	$53,342

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
	(unaudited)
Revenues	$5,945	$7,286	$16,977	$20,881

Costs and expenses:
Cost of revenues (including stock-based compensation expense of $15, $8, $41, $22)	2,226	2,552	6,436	7,471
Research and development (including stock-based compensation expense of $196, $244, $546, $637)	758	994	2,107	2,711
Sales and marketing (including stock-based compensation expense of $62, $75, $179, $185)	498	661	1,401	1,897
General and administrative (including stock-based compensation expense of $45, $53, $122, $136)	389	532	1,202	1,403

Total costs and expenses	3,871	4,739	11,146	13,482

Income from operations	2,074	2,547	5,831	7,399
Interest and other income (expense), net	(7)	167	(19)	255

Income before income taxes	2,067	2,714	5,812	7,654
Provision for income taxes	428	547	1,266	1,692

Net income	$1,639	$2,167	$4,546	$5,962

Net income per share - basic	$5.18	$6.80	$14.39	$18.73

Net income per share - diluted	$5.13	$6.72	$14.27	$18.49

Shares used in per share calculation - basic	316,497	318,617	315,883	318,287

Shares used in per share calculation - diluted	319,746	322,377	318,501	322,490

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
	(unaudited)
Operating activities
Net income	$1,639	$2,167	$4,546	$5,962
Adjustments:
Depreciation and amortization of property and equipment	311	257	943	787
Amortization of intangible and other assets	68	85	216	228
Stock-based compensation expense	318	380	888	980
Excess tax benefits from stock-based award activities	(28)	(12)	(64)	(43)
Deferred income taxes	(174)	27	(288)	23
Other	(3)	(9)	(26)	(7)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(85)	(259)	(127)	(456)
Income taxes, net	161	(131)	97	(295)
Prepaid revenue share, expenses and other assets	226	(164)	313	(355)
Accounts payable	(33)	115	9	314
Accrued expenses and other liabilities	266	391	(14)	316
Accrued revenue share	38	35	57	69
Deferred revenue	22	4	35	32

Net cash provided by operating activities	2,726	2,886	6,585	7,555

Investing activities
Purchases of property and equipment	(186)	(757)	(589)	(1,473)
Purchases of marketable securities	(8,951)	(12,168)	(19,587)	(37,589)
Maturities and sales of marketable securities	6,580	9,739	17,016	30,369
Investments in non-marketable equity securities	(18)	(35)	(46)	(265)
Cash collateral received (returned) related to securities lending	—	(9)	—	2,861
Investments in reverse repurchase agreements	—	(875)	—	(875)

Acquisitions, net of cash acquired, and purchases of intangible and other assets	(35)	(441)	(40)	(859)

Net cash used in investing activities	(2,610)	(4,546)	(3,246)	(7,831)

Financing activities
Net proceeds (payments) related to stock-based award activities	—	(66)	11	(65)
Excess tax benefits from stock-based award activities	28	12	64	43
Repurchase of common stock in connection with acquisitions	—	—	—	(801)
Issuance of short-term debt, maturities of 3 months or less, net	—	737	—	737
Issuance of short-term debt, maturities longer than 3 months	—	1,384	—	1,384

Net cash provided by financing activities	28	2,067	75	1,298

Effect of exchange rate changes on cash and cash equivalents	32	137	16	37

Net increase in cash and cash equivalents	176	544	3,430	1,059
Cash and cash equivalents at beginning of period	11,911	10,713	8,657	10,198

Cash and cash equivalents at end of period	$12,087	$11,257	$12,087	$11,257

The following table presents our revenues by revenue source (in millions, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Advertising revenues:
Google web sites	$3,956	$4,833	$11,301	$13,772
Google Network web sites	1,801	2,199	5,123	6,297

Total advertising revenues	5,757	7,032	16,424	20,069
Other revenues	188	254	553	812

Revenues	$5,945	$7,286	$16,977	$20,881

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Advertising revenues:
Google web sites	67%	67%	67%	66%
Google Network web sites	30%	30%	30%	30%

Total advertising revenues	97%	97%	97%	96%
Other revenues	3%	3%	3%	4%

Revenues	100%	100%	100%	100%